UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2012

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Second Street
San Francisco, CA 94105
(Address of principal executive offices, with zip code)

(415) 348-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 1, 2012, LookSmart, Ltd. (“LookSmart”) received from The Nasdaq Stock Market (“Nasdaq”) a deficiency notice letter indicating that for 30 consecutive business days the bid price of LookSmart’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market under Marketplace Rule 5450(a)(1). In accordance with Marketplace Rule 5810(c)(3)(A), LookSmart has 180 calendar days, or until November 28, 2012, to regain compliance. If at any time before November 28, 2012 the bid price of LookSmart’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide written notification that LookSmart has achieved compliance. If LookSmart does not regain compliance by November 28, 2012, then it may apply to transfer its securities to The Nasdaq Capital Market and may obtain additional time in which to regain compliance with the minimum bid price rule.  If Nasdaq concludes that LookSmart will not be able to cure the deficiency, or if LookSmart does not submit a transfer application, Nasdaq would provide written notification that LookSmart common stock will be delisted, after which LookSmart may appeal the delisting determination to a Hearings Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ William F. O’Kelly
William F. O’Kelly
Chief Financial Officer

Date: June 6, 2012